EXHIBIT 21.1

                                METALS USA, INC.
                                SUBSIDIARY LIST

Affiliated Metals Company
Concord Metals Corporation
Federal Bronze Alloys Inc.
Fullerton Industries, Inc.
Harvey Titanium, Ltd.
Industrial Metals, Inc.
Independent Metals Co., Inc.
Interstate Steel Supply Company
Interstate Steel Supply Company of Pittsburg
Interstate Steel Supply Company of Maryland
Interstate Steel Processing Company
Jeffreys Steel Company, Inc.
Jeffreys Real Estate Corp.
The Levinson Steel Company
Mark Metals, Inc.
Meier Metal Servicenters, Inc.
Metalmart, Inc.
Metals USA Management Co., L.P.
MUSA GP, Inc.
MUSA LP, Inc.
Metals USA Services Corporation
Metals USA Finance Corporation
National Manufacturing, Inc.
Pacific Metal Company
Queensboro Steel Corporation
Royal Aluminum, Inc.
R.J. Fabricating, Inc.
Sierra Pacific Steel, Inc.
Southern Alloy of America, Inc.
Steel Service Systems, Inc.
Texas Aluminum Industries, Inc.
Cornerstone Metals Corporation
Cornerstone Building Products, Inc.
Cornerstone Aluminum Company, Inc.
Cornerstone Patio Concepts, L.L.C.
Uni-Steel, Inc.
Wayne Steel, Inc.
Western Awning Company, Inc.
Williams Steel & Supply Co., Inc.
WSS Transportation, Inc.